                                                              EXHIBIT 8.2

                                 May 14, 1996

E&B Marine, Inc.
201 Meadow Road
Edison, New Jersey
Attention:  Board of Directors

     Merger of West Marine, Inc.'s wholly-owned subsidiary,
       WM Merger Sub, Inc., with and into E&B Marine, Inc.
                 with E&B Marine, Inc. surviving
                 -------------------------------

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") in connection with the proposed merger of a newly-formed corporation, WM Merger Sub, Inc., organized and existing under the laws of the State of Delaware ("Sub") and wholly-owned by West Marine, Inc., a corporation organized and
  ---
existing under the laws of the State of Delaware ("West Marine"), with and into
                                                   -----------
E&B Marine, Inc., a corporation organized and existing under the laws of the State of Delaware ("E&B"), with E&B surviving the merger and becoming a wholly-
                    ---
owned subsidiary of West Marine, pursuant to the applicable corporate laws of the State of Delaware (the "Merger"), and in accordance with that certain
                            ------
Agreement and Plan of Merger among West Marine, Sub and E&B, dated April 2, 1996 (the "Agreement").
      ---------

          Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in certificates delivered to us by West Marine, Sub and E&B containing certain representations of West Marine, Sub and E&B (the "Certificates").

          To render this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the following documents:

          1.  the Agreement (including exhibits thereto);

          2. the Certificate dated of even date herewith, addressed to us; signed by an authorized officer of West Marine and Sub, and delivered to us from West Marine and Sub in the form

E&B Marine, Inc.
May 14, 1996
Page 2


attached hereto as "Exhibit A", and incorporated herein by reference;
                    ---------

          3. the Certificate dated of even date herewith, addressed to us, signed by an authorized officer of E&B, and delivered to us from E&B in the form attached hereto as "Exhibit B", and incorporated herein by reference;
                    ---------
          4.  the Registration Statement; and

          5. such other instruments and documents related to the formation, organization and operation of West Marine, E&B and Sub or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          (1) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          (2) any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

          (3) the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law;

          (4) there is no plan or intention on the part of the E&B shareholders (a "Plan") to sell, exchange, transfer, distribute, pledge or otherwise dispose
    ----
of (a "Sale") (a) shares of West Marine common stock to be issued to E&B
       ----
stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of E&B stock, or (b) more than fifty percent (50%) of the shares of West Marine common stock to be received in exchange for E&B stock in the Merger. For purposes of this assumption, shares of E&B stock (or the portion thereof) (i) with respect to which an E&B stockholder receives consideration in the Merger other than West Marine common stock (including, without limitation, cash received

E&B Marine, Inc.
May 14, 1996
Page 3


pursuant to the exercise of dissenters' rights, if any, or in lieu of fractional shares of West Marine common stock) and/or (ii) with respect to which a Sale occurs during the period ending at the Effective Time shall be considered shares of outstanding E&B stock exchanged for West Marine common stock in the Merger and then disposed of pursuant to a Plan;

          (5) following the Merger, E&B will continue its historic business or use a significant portion of its historic business assets in a business;

          (6) no outstanding indebtedness of West Marine, E&B or Sub has or will represent equity for tax purposes; no outstanding equity of West Marine, E&B or Sub has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire E&B stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of
Section 368(c) of the Code; and

          (7) none of West Marine, Sub or E&B is, or will be at the time of the Merger, (a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, the Merger of Sub with and into E&B, with E&B surviving the Merger and becoming a wholly-owned subsidiary of West Marine, will qualify as a reorganization, for federal income tax purposes, within the meaning of Section 368(a) of the Code.

          In addition, we have reviewed the discussion contained in the Registration Statement under the caption "The Merger -- Certain Federal Income Tax Considerations" (the "Tax Discussion"). Subject to the qualifications and limitations contained herein and in the Tax Discussion, we are of the opinion that the Tax Discussion fairly presents the material federal income tax consequences to E&B and its stockholders of the Merger.

          This opinion is based upon the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published

E&B Marine, Inc.
May 14, 1996
Page 4


Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could
                      -------
change at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation of interpretation of the federal income tax laws.

          Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequences described herein. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding; (i) the amount, existence or availability after the Merger of any of the federal income tax attributes of E&B or West Marine (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of E&B or West Marine); (ii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of E&B stock; (iii) the effects of the Merger and West Marine's assumption of outstanding options to acquire E&B stock on the holders of such options under any E&B employee stock option or stock purchase plan; (iv) the consequences of the Merger to holders of E&B stock acquired subject to the provisions of Section 83(a) of the Code; and (v) the effects of the Merger on any pension or other employee benefit plan maintained by West Marine or E&B.

          No ruling has been or will be requested from the Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions will not be taken by the Service or that a court considering the issues would not hold otherwise.

E&B Marine, Inc.
May 14, 1996
Page 5


          We understand that counsel for West Marine, Orrick, Herrington & Sutcliffe, has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the Merger.

          This opinion is being delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity, without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                              Very truly yours,

                                              /s/ O'Sullivan, Graev & Karabell

                                              O'Sullivan Graev & Karabell, LLP

                                                                       EXHIBIT A

                                  May 14, 1996



Orrick, Herrington & Sutcliffe
400 Sansome Street
San Francisco, CA  94111-3143

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York  10012

Ladies and Gentlemen:

          E&B Marine Inc., a Delaware corporation ("Target"), intends to consummate on or about June 17, 1996 a merger (the "Merger") with WM Merger Sub, Inc., a Delaware corporation ("Subsidiary"), pursuant to an Agreement and Plan of Merger, dated as of April 2, 1996, among West Marine, Inc., a Delaware corporation ("Parent"), Subsidiary, and Target (the "Merger Agreement"). Subsidiary is a direct, wholly-owned subsidiary of Parent created for the purpose of participating in the Merger. Pursuant to the Merger, each Target shareholder will receive a number of shares of Parent stock in exchange for each share of Target stock based on the Exchange Ratio set forth in the Merger Agreement. Orrick, Herrington & Sutcliffe has acted as counsel to Parent in connection with the Merger and you have advised the undersigned that O'Sullivan Graev & Karabell, LLP has acted as counsel to Target in connection with the Merger. Capitalized terms used without definition herein have the meanings ascribed to them in the Merger Agreement.

          You have been asked to render opinions with respect to certain federal income tax matters relating to the Merger. This letter sets forth representations upon which you are entitled to rely, without independent verification of the accuracy of such representations, for all purposes concerning the contemplated Merger, including the rendering of the requested legal opinions.

          After consulting with their counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certify and represent that the following facts are true and correct as of the date hereof:

          (a) Parent's principal reasons for participating in the Merger are bona fide business reasons.

          (b) Subsidiary is a newly-formed corporation that was created for the sole purpose of facilitating the acquisition of Target. It has not conducted and is not conducting any business activities.

          (c) The fair market value of the Parent stock and other consideration to be received by the stockholders of Target will be, in each instance, approximately equal to the fair market value of the Target stock surrendered in exchange therefor.

          (d) There is no plan or intention by the stockholders of Target who own five percent (5%) or more of the outstanding Target stock, and to the best of our knowledge, there is no plan or intention on the part of the remaining stockholders of Target to sell, exchange or otherwise dispose of a number of shares of Parent stock to be received in the Merger that will reduce such stockholders' ownership of Parent stock to a number of shares having, in the aggregate, a value as of the effective date of the Merger of less than fifty percent (50%) of the total fair market value of all of the formerly outstanding Target stock as of the effective date of the Merger. For purposes of this representation, shares of Target stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares will be treated as outstanding Target Common Stock on the effective date of the Merger. Moreover, shares of Target stock and shares of Parent stock held by Target stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be taken into account in making this representation.

          (e) Following the Merger, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Subsidiary's net assets and at least 70 percent of the fair market value of Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Target or Subsidiary to dissenters, amounts paid by Target or Subsidiary to stockholders who receive cash or other property, amounts used by Target or Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target will be included as assets of Target or Subsidiary, respectively, held immediately prior to the Merger.

          (f) Parent has no plan or intention to reacquire any of its stock issued in the Merger.

          (g) Parent has no plan or intention to liquidate Target, to merge Target with and into another corporation, to sell or otherwise dispose of the stock of Target except for transfers of stock to corporations controlled by Parent, or to cause Target to sell or otherwise dispose of any of its assets or any of the assets of Subsidiary acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Target.

          (h) Prior to the Merger, Parent will be in control of Subsidiary within the meaning of section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

          (i) Following the Merger, Target will not issue additional shares of its stock (or rights to acquire shares of its stock) that would result in Parent losing control of Target within the meaning of section 368(c)(1) of the Code.

          (j) Following the Merger, Target will continue its historic business or use a significant portion of its historic business assets in a business.

          (k) Subsidiary will have no liabilities assumed by Target, and will not transfer to Target any assets subject to liabilities, in the Merger.

          (l) Parent, Subsidiary, Target, and the stockholders of Target will each pay their own expenses, if any, that are incurred in connection with the Merger.

          (m) No stockholder of Target is acting as agent for Parent in connection with the Merger or approval thereof, and Parent will not reimburse any Target stockholder for Target stock such stockholder may have purchased or for other obligations such stockholder may have incurred.

          (n) There is no intercorporate indebtedness between Target and Parent or Target and Subsidiary that was issued, acquired or will be settled at a discount.

          (o) Parent and Subsidiary each are not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

          (p) At the Effective Time of the Merger, the fair market value of the assets of Target will exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets are subject.

          (q) In the Merger, shares of Target stock representing control of Target, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of Parent.

          (r) To the best of our knowledge, at the time of the Merger, Target will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Parent's acquisition or retention of control of Target as defined in section 368(c)(1) of the Code.

          (s) Parent does not own, nor has it owned during the past five years, any shares of the stock of Target.

          (t) Neither Parent nor Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

          (u) None of the payments to be received by any stockholder-employees of Target as compensation for services is separate consideration for or allocable to their shares of Target Common Stock surrendered in the Merger, and the compensation to be paid to such stockholder-employees after the Merger will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services. None of the stock or cash to be received by any stockholder-employees in the Merger is separate consideration for or allocable to any compensation owed to such stockholder-employees.

          (v) The payment of cash in the Merger in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The Parent fractional share interests to which each Target stockholder may be entitled in the Merger will be aggregated and no Target stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent common Stock.

          (w) Except with respect to (i) payments of cash to Target stockholders in lieu of fractional shares of Parent Common Stock, and (ii) payments of cash to Target dissenting stockholders, if any, one hundred percent (100%) of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Subsidiary and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Target stock other than Parent Common Stock.

          (x) The total fair market value of all consideration other than Parent Common Stock received by Target stockholders in exchange for their Target stock in the Merger (including, without limitation, cash paid to Target dissenting stockholders, if any, or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of Target stock outstanding immediately prior to the Merger. In addition, the total cash consideration that will be paid in the Merger to Target stockholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target stockholders in exchange for their shares of Target stock.

          (y) No shares of Subsidiary have been or will be used as consideration or issued to stockholders of Target in the Merger.

          (z) The terms of the Merger Agreement and all other agreements entered into in connection therewith are the result of arm's length negotiations.

          (aa) Parent and Subsidiary are authorized to make all of the representations set forth herein.

          The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Merger Agreement (including exhibits and schedules thereto) and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.


                           [intentionally left blank]

          The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                     Very truly yours,

                                     West Marine, Inc.
                                     a Delaware corporation


                                    By: /s/  JOHN C. ZOTT
                                        --------------------------------------
                                    Name:  John C. Zott
                                           -----------------------------------
                                    Title: Vice President, Finance
                                           -----------------------------------


                                    WM Merger Sub, Inc.
                                    a Delaware corporation


                                    By: /s/  JOHN C. ZOTT
                                       ---------------------------------------
                                    Name:  John C. Zott
                                           -----------------------------------
                                    Title: Chief Financial Officer
                                           -----------------------------------

                                                                      EXHIBIT B


                                  May 14, 1996



O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York  10012

Orrick, Herrington & Sutcliffe
400 Sansome Street
San Francisco, CA  94111-3143

Ladies and Gentlemen:

     E&B Marine Inc., a Delaware corporation ("Target"), intends to consummate on or about June 17, 1996 a merger (the "Merger") with WM Merger Sub, Inc., a Delaware corporation ("Subsidiary") pursuant to an Agreement and Plan of Merger, dated as of April 2, 1996, among West Marine, Inc., a Delaware corporation ("Parent"), Subsidiary, and Target (the "Merger Agreement"). Subsidiary is a direct, wholly-owned subsidiary of Parent. Pursuant to the Merger, each Target shareholder will receive a number of shares of Parent stock in exchange for each share of Target stock based on the Exchange Ratio set forth in the Merger Agreement. O'Sullivan Graev & Karabell, LLP has acted as counsel to Target in connection with the Merger and you have advised the undersigned that Orrick, Herrington & Sutcliffe has acted as counsel to Parent in connection with the Merger. Capitalized terms used without definition herein have the meanings ascribed to them in the Merger Agreement.

     You have been asked to render opinions with respect to certain federal income tax matters relating to the Merger. This letter sets forth representations upon which you are entitled to rely, without independent verification of the accuracy of such representations, for all purposes concerning the contemplated Merger, including the rendering of the requested legal opinions.

     After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certify and represent that the following facts are true and correct as of the date hereof:

     (a) Target's principal reasons for participating in the Merger are bona fide business reasons.

     (b) The fair market value of the Parent stock and other consideration to be received by the stockholders of Target will be, in each instance, approximately equal to the fair market value of the Target stock surrendered in exchange therefor.

     (c) There is no plan or intention by the stockholders of Target who own five percent (5%) or more of the Target stock, and to the best of our knowledge, there is no plan or intention on the part of the remaining stockholders of Target to sell, exchange or otherwise dispose of a number of shares of Parent stock to be received in the Merger that will reduce such stockholders' ownership of Parent stock to a number of shares having, in the aggregate, a value as of the effective date of the Merger of less than fifty percent (50%) of the total fair market value of all of the formerly outstanding Target stock as of the effective date of the Merger. For purposes of this representation, shares of Target stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares will be treated as outstanding Target Common Stock on the effective date of the Merger. Moreover, shares of Target stock and shares of Parent stock held by Target stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be taken into account in making this representation.

     (d) Following the Merger, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Subsidiary's net assets and at least 70 percent of the fair market value of Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Target or Subsidiary to dissenters, amounts paid by Target or Subsidiary to stockholders who receive cash or other property, amounts used by Target or Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target will be included as assets of Target or Subsidiary, respectively, held immediately prior to the Merger.

     (e) To the best of our knowledge, prior to the Merger, Parent will be in control of Subsidiary within the meaning of section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     (f) Target has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Target within the meaning of section 368(c)(1) of the Code.

     (g) Following the Merger, Target will continue its historic business or use a significant portion of its historic assets in a business.

     (h) Subsidiary will have no liabilities assumed by Target, and will not transfer to Target any assets subject to liabilities, in the Merger.

     (i) Target and the stockholders of Target will each pay their own expenses, if any, that are incurred in connection with the Merger.

     (j) There is no intercorporate indebtedness between Target and Subsidiary or Target and Parent that was issued, acquired, or will be settled at a discount.

     (k) Target is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     (l) In the Merger, shares of Target stock representing control of Target, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged for cash or other property originating with Parent will be treated as outstanding Target stock on the date of the Merger.

     (m) At the time of the Merger, Target will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Parent's acquisition or retention of control of Target as defined in section 368(c)(1) of the Code.

     (n) Parent does not own, nor has it owned during the past five years, any shares of the stock of Target.

     (o) On the effective date of the Merger, the fair market value of the assets of Target will exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets are subject.

     (p) Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     (q) None of the payments to be received by any shareholder-employees of Target as compensation for services is separate consideration for or allocable to their shares of Target Common Stock surrendered in the Merger, and the compensation to be paid to such shareholder-employees after the Merger will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services. None of the stock or cash to be received by any shareholder-employees in the Merger is separate consideration for or allocable to any compensation owed to such shareholder-employees.

     (r) The payment of cash in the Merger in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The Parent fractional share interests to which each Target stockholder may be entitled in the Merger will be aggregated and no Target stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent common Stock.

     (s) The terms of the Merger Agreement and all other agreements entered into in connection therewith are the result of arms' length negotiations.



                           [intentionally left blank]

     (t) Target is authorized to make all of the representations set forth herein.

     The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Merger Agreement (including exhibits and schedules thereto) and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

     The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                    Very truly yours,


                                    E&B Marine Inc.
                                    a Delaware corporation


                                    By: /s/ KENNETH G. PESKIN
                                       ----------------------------------------
                                    Name:  Kenneth G. Peskin
                                           ------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------